UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-277559	05-6008768
(State of Incorporation)	(Commission File Number.)	(IRS Employer
Identification Number)
40 Westminster Street, P.O. Box 6687 Providence, Rhode Island 02940-6687
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 621-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement
     On April 20, 2007, Textron Inc. (“Textron”) parent company of Textron Financial Corporation amended the 5-year senior unsecured revolving credit facility (the “Facility Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent, and other lenders entered into on March 28, 2005 and amended and extended on April 21, 2006. The amendment further extended the maturity date from April 21, 2011 to April 20, 2012 and revised the pricing schedule to the Facility Agreement. Under the amended Facility Agreement, Textron will pay quarterly fees that will range from 4.5 basis points to 10 basis points, depending on Textron’s ratings by S&P, Moody’s and Fitch (“Textron’s Ratings”). At Textron’s current rating, the fees are 6 basis points. Under the amended Facility Agreement, with respect to LIBOR borrowings, Textron will pay a margin over LIBOR that will range from 13 basis points to 52.5 basis points, depending on Textron’s Ratings. In addition Textron will pay a utilization fee that will range, depending on Textron’s Ratings, from 2.5 basis points to 12.5 basis points on LIBOR borrowings if the aggregate amount outstanding exceeds 50% of the banks’ total commitment under the Facility Agreement. The aggregate amount of committed credit remained unchanged at $1.25 billion.
Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description

10.1	Amendment No. 2, dated as of April 20, 2007, to 5-Year Credit Agreement, dated as of March 28, 2005, as amended on April 21, 2006, among Textron, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., as Syndication Agent, incorporated herein by reference to Exhibit 10.1 of Textron Inc.’s Current Report on Form 8-K dated April 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON FINANCIAL CORPORATION. (Registrant)
Date: April 24, 2007	/s/ Thomas J. Cullen
	By:	Thomas J. Cullen
	Title:	Executive Vice President and Chief Financial Officer